Exhibit (q)(2)

POWER OF ATTORNEY

for Master Investment Portfolio

The undersigned, Susan J. Carter, Collette Chilton, Neil A. Cotty, Rodney D. Johnson, Cynthia A. Montgomery, Joseph P. Platt, Robert C. Robb, Jr., Mark Stalnecker, Kenneth L. Urish, Claire A. Walton, Frederick W. Winter, Robert Fairbairn and John M. Perlowski, Trustees of Master Investment Portfolio, hereby authorize Charles Park, Ben Archibald, John M. Perlowski, Neal J. Andrews, Jay M. Fife, Jennifer McGovern, Scott Hilton, and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statement on Form N-1A, filed for Master Investment Portfolio or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of Master Investment Portfolio or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission. In addition, when required to do so, the Trustee, in his or her capacity as a Trustee of Master Investment Portfolio, is authorized to sign the registration statements of feeder funds, whether affiliated or not, that invest in Master Investment Portfolio or a series of Master Investment Portfolio.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 22nd day of February, 2018.

Signature	Title	Signature	Title

/s/ Susan J. Carter		/s/ Mark Stalnecker
Susan J. Carter	Trustee	Mark Stalnecker	Trustee

/s/ Collette Chilton		/s/ Kenneth L. Urish
Collette Chilton	Trustee	Kenneth L. Urish	Trustee

/s/ Neil A. Cotty		/s/ Claire A. Walton
Neil A. Cotty	Trustee	Claire A. Walton	Trustee

/s/ Rodney D. Johnson		/s/ Frederick W. Winter
Rodney D. Johnson	Trustee	Frederick W. Winter	Trustee

/s/ Cynthia A. Montgomery		/s/ Robert Fairbairn
Cynthia A. Montgomery	Trustee	Robert Fairbairn	Trustee

/s/ Joseph P. Platt		/s/ John M. Perlowski
Joseph P. Platt	Trustee	John M. Perlowski	Trustee

/s/ Robert C. Robb, Jr.
Robert C. Robb, Jr.	Trustee